hms

Q1 2016 Investor Presentation

May 6, 2016

Safe Harbor Statement

This presentation contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our projections or forecasts of future events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as "aims," "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "likely," "may," "plans," "projects," "seeks," "targets," "will," "would," "could," "should," and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences, include, but are not limited to: negative or reduced growth rate of spending on Medicaid/Medicare; variations in our results of operations; our ability to execute our business plans or growth strategy; the risk that guidance may not be achieved; development and implementation of new product solutions or new process improvements; the nature of investment and acquisition opportunities that we are pursuing, and the successful execution or integration of such investments and acquisitions; our reliance on subcontractors, vendors or other third party providers and sources to perform services; the unexpected reduction in scope or termination of a significant contract; customer dissatisfaction, our non-compliance with contractual provisions or regulatory requirements, or failure to meet performance standards triggering significant costs or liabilities under our contracts; our ability to continue to secure contracts or favorable contract terms through the competitive bidding process; changes in the U.S. healthcare environment or healthcare financing system and steps we take in anticipation of such changes; emergence of new competitors or competitors' introduction of new or superior products or services; pending or threatened litigation; regulatory, budgetary or political actions that affect procurement practices; our ability to retain customers or the loss of one or more major customers; the cancellation or delay of procurements or contract implementation due to protests or challenges to government awards; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information and technology systems and networks, and to protect them damage, interruption or breach; unfavorable outcomes in legal proceedings, including contract award protests; unanticipated changes from in our effective tax rates; a failure to protect intellectual property rights, confidential and proprietary information, or confidential or proprietary information of others in our possession, despite our efforts; negative results of government or customer reviews, audits or investigations; restrictions on bidding or performing certain work due to perceived conflicts of interests; our cash flows from operations, available cash and ability to generate sufficient cash to cover our interest and principal payments under our credit facility or to borrow or use credit; the market price of our common stock; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this presentation. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL INFORMATION. This presentation contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See slide 9 for definitions and reconciliations of certain non-GAAP measures.

Presentation Outline

Q1 Financial Results

Financial Performance Highlights

- Adjusted EPS of $0.14 per diluted share[1] in Q1
- Revenue of $119.8 million was 8.6% higher year-over-year
  - Quarterly commercial health plan revenue increased 29.4% year-over-year
  - State government revenue declined 15.1% year-over-year
  - Medicare RAC revenue was $8.3 million for the quarter, compared to $2.3 million in the prior year first quarter
- Payment Integrity revenue, excluding Medicare RAC, increased 15.5% year over year
- The effective tax rate was 42% for the quarter

[1] Adjusted EPS is a non-GAAP measure. GAAP EPS was $0.05 per diluted share in the first quarter. Adjusted EPS included an add back of ~$0.7 million, net of tax, or $0.01 per diluted share related to disputes involving PCG (See reconciliation on slide 9).

Q1 Financial Results

Quarterly Statements of Income

	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16
Revenue	$ 110,324	$ 116,934	$ 118,444	$ 128,514	$ 119,763
Cost of services:					
Compensation	44,067	43,883	43,628	46,694	46,401
Data processing	10,045	10,438	10,023	10,409	9,624
Occupancy	4,007	3,806	4,188	3,765	3,627
Direct project costs	10,478	13,572	12,702	14,776	14,483
Other operating costs	6,738	7,153	6,551	8,453	5,776
Amortization of acquisition related software and intangible assets	7,047	7,047	7,041	7,012	7,013
Total cost of services	82,382	85,899	84,133	91,109	86,924
Selling, general & administrative expenses	19,961	19,283	21,295	22,582	22,930
Total operating expenses	102,343	105,182	105,428	113,691	109,854
Operating income	7,981	11,752	13,016	14,823	9,909
Interest expense	(1,954)	(1,940)	(1,948)	(1,970)	(2,091)
Interest income	11	12	11	15	47
Income before income taxes	6,038	9,824	11,079	12,868	7,865
Income taxes	2,516	4,406	4,217	4,143	3,305
Net income	$ 3,522	$ 5,418	$ 6,862	$ 8,725	$ 4,560
Net income per diluted share	$ 0.04	$ 0.06	$ 0.08	$ 0.10	$ 0.05
Weighted average common shares, diluted	88,624	88,908	87,792	87,110	84,479
Diluted adjusted EPS	$ 0.11	$ 0.13	$ 0.15	$ 0.19	$ 0.14

$ in thousands, except per share amounts

Q1 Financial Results

Market and Product Revenue

Total Revenue by Market	Q1'14 Act	Q2'14 Act	Q3'14 Act	Q4'14 Act	Q1'15 Act	Q2'15 Act	Q3'15 Act	Q4'15 Act	Q1'16 Act
State Government	$ 52.0	$ 55.1	$ 60.1	$ 58.7	$ 59.8	$ 57.2	$ 54.6	$ 54.5	$ 50.7
Commercial Health Plan	36.9	44.4	44.6	45.0	43.2	49.3	52.0	58.5	56.0
Federal (without Medicare RAC)	4.1	4.0	5.2	4.3	4.5	4.4	4.9	4.1	4.1
Other	1.1	1.8	2.5	1.4	0.5	2.1	2.4	1.7	0.7
Total Revenue without Medicare RAC	**94.1**	**105.3**	**112.4**	**109.4**	**108.0**	**113.0**	**113.9**	**118.8**	**111.5**
Medicare RAC	10.6	7.3	1.4	2.8	2.3	3.9	4.5	9.7	8.3
Total HMS Revenue	**$104.7**	**$112.6**	**$113.8**	**$112.2**	**$110.3**	**$116.9**	**$118.4**	**$128.5**	**$119.8**

Total Revenue by Product	Q1'14 Act	Q2'14 Act	Q3'14 Act	Q4'14 Act	Q1'15 Act	Q2'15 Act	Q3'15 Act	Q4'15 Act	Q1'16 Act
COB	$ 66.8	$ 77.6	$ 86.6	$ 81.6	$ 83.3	$ 83.0	$ 84.2	$ 87.1	$ 82.9
PI (without Medicare RAC)	27.3	27.7	25.8	27.8	24.7	30.0	29.7	31.7	28.6
Total Revenue without Medicare RAC	**94.1**	**105.3**	**112.4**	**109.4**	**108.0**	**113.0**	**113.9**	**118.8**	**111.5**
Medicare RAC	10.6	7.3	1.4	2.8	2.3	3.9	4.5	9.7	8.3
Total HMS Revenue	**$104.7**	**$112.6**	**$113.8**	**$112.2**	**$110.3**	**$116.9**	**$118.4**	**$128.5**	**$119.8**

$ in millions

Commercial Health Plan Growth

Commercial Health Plan Revenue 2014-2016



$60,000
$45,000
$30,000
$15,000
$36,924
$44,443
$44,551
$45,016
$43,226
$49,329
$51,998
$58,497
$55,955 1
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016

Projected Revenue Growth for 2016 of 18-20%

($ in thousands)

[1] Q1'16 Commercial Health Plan revenue of $56.0 million was 29.4% higher year-over-year

Commercial Health Plan Growth

Q1 Commercial Health Plan Sales

- New commercial health plan customer sales covering approximately 1.6 million lives
- Additional products sold to current commercial health plan customers covering approximately 10.5 million lives[1]



38%[2]
62%[2]
Payment Integrity (e.g., automated and complex clinical reviews, prior authorization, utilization management)
Coordination of Benefits (e.g., prospective cost savings, third party recovery, subrogation)

[1] In some instances both COB and PI products were sold to the same customer life, but such sales are only counted once for purposes of this calculation.
[2] Percentage of additional products sold to current customers based on projected revenue

Note: Data as of March 31, 2016

State Government Business

New Medicaid Enrollment Through January 2016


WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MS
MI
IN
KY
TN
AL
OH
GA
FL
SC
NC
WV
VA
PA
NY
VT
NH
ME
MA
CT
RI
NJ
DE
MD
DC
AK
HI
250,000 or more (20)
100,000 – 249,000 (6)
30,000 – 99,999 (10)
1 – 29,999 (10+DC)
No growth (3)
No data reported (2)

~13.3M of ~15.0M new CMS-reported[1] Medicaid lives are in HMS customer eligibility files

[1] CMS Medicaid & CHIP: January 2016 Monthly Applications, Eligibility Determinations and Enrollment Report, April 13, 2016. This analysis compares Medicaid enrollment of ~15 million lives reported through 1/31/16 to enrollment as of 10/1/13, which was the beginning of Marketplace open enrollment and the CMS baseline for measuring expansion

Summary of Projected Financial Metrics for 2016

Outlook for Full Year 2016 Financial Performance*

** Previously provided on Q4'15 earnings call on 2/26/16*

- Year-over-year commercial health plan revenue growth of 18-20%
- Year-over-year state government revenue growth flat[1] to up 2% - excluding NJ from both years
- Medicare RAC revenue of ~$8 million[2]
- Federal and other revenue unchanged at ~$24.5 million for the full year
- Flat operating costs (excluding non-recurring legal expense), while continuing to invest in commercial growth and innovation
- Full year projected effective tax rate of approximately 40%
- Operating cash flow averaging $20-25 million per quarter
- Full year capital expenses of ~$20 million, primarily for IT infrastructure, product enhancements and new product development

[1] Q1'15 State Medicaid revenue was several million dollars higher than expected due to a spillover benefit resulting from substantially higher Medicaid enrollment following the 2014 implementation of the Affordable Care Act

[2] Assumes Medicare RAC revenue through July 31, 2016 expiration of current contract

Key Themes for 2016

2016 Strategic Focus

- *Execution* – efficiently implementing sold business and delighting our customers with excellent service
- *Innovation* – to stay ahead of the competition and create opportunities for new product sales
- *Cost reduction* – ongoing product engineering to boost yield
- *Maximizing commercial health plan growth* – sales to new customers and additional product sales to our existing customer base
- *Inorganic growth* – making acquisitions to complement our core cost containment business, build adjacencies or expand capabilities into new areas

Reconciliation of Net Income to GAAP EPS and Adjusted EPS

As summarized in the following table, earnings per share adjusted for stock-based compensation expense, non-recurring legal expense, amortization of acquisition related software and intangible assets and for the related taxes (adjusted EPS) was $0.14 for the first quarter of 2016.

	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16
Net income	$ 3,522	$ 5,418	$ 6,862	$ 8,725	$ 4,560
Stock-based compensation, net of tax	1,892	2,108	2,008	2,816	2,458
Non-recurring legal fees, net of tax [1]	-	-	-	-	724
Amortization of acquisition related software and intangible assets, net of tax	4,108	3,887	4,462	4,936	4,066
Sub-total	$ 9,522	$ 11,413	$ 13,332	$ 16,477	11,808
Weighted average common shares, diluted	88,624	88,908	87,792	87,110	84,479
Diluted GAAP EPS	$ 0.04	$ 0.06	$ 0.08	$ 0.10	$ 0.05
Diluted Adjusted EPS	$ 0.11	$ 0.13	$ 0.15	$ 0.19	$ 0.14

Note: The Company believes that the non-GAAP financial measure above provides useful information to the Company's management, investors and other interested parties about the Company's operating performance because it allows them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. The non-GAAP measure presented in this slide may not be comparable to similarly titled measures used by other companies.

[1] In periods prior to 2016, related legal fees were included in operations. For the three months ended March 31, 2015, related legal fees were approximately $1.6 million, net of tax, or $0.02 per diluted Adjusted EPS. For the three months ended June 30, 2015, related legal fees were approximately $0.3 million, net of tax, or $0.00 per diluted Adjusted EPS. For the three months ended September 30, 2015, related legal fees were approximately $0.6 million, net of tax, or $0.01 per diluted Adjusted EPS. For the three months ended December 31, 2015, related legal fees were approximately $0.9 million, or $0.01 per diluted Adjusted EPS.

$ in thousands, except per share data

hms

Enterprising healthcare

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